Exhibit 99.1
First Interstate BancSystem, Inc. Reports Results for Second Quarter 2010
For Immediate Release

Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer	www.FIBK.com
First Interstate BancSystem, Inc.
(406) 255-5322
investor.relations@fib.com
SECOND QUARTER 2010 FINANCIAL HIGHLIGHTS:
•	Diluted earnings per common share of $0.14 for the quarter, as compared to $0.32 for first quarter 2010 and $0.39 for second quarter 2009.

•	Net income available to common stockholders of $5.8 million for the quarter, as compared to $10.3 million in first quarter 2010 and $12.5 million in second quarter 2009.

•	Net interest margin, on a tax equivalent basis, of 3.96% for the quarter, as compared to 4.00% for first quarter 2010 and 4.04% for second quarter 2009.

•	Provision for loan losses of $19.5 million for the quarter, as compared to $11.9 million in first quarter 2010 and $11.7 million in second quarter 2009.

•	Non-performing assets of $200 million, or 2.77% of total assets, as of June 30, 2010, as compared to $177 million, or 2.45% of total assets, as of March 31, 2010 and $167 million, or 2.47% of total assets, as of June 30, 2009.

•	Allowance for loan losses of $114 million, or 2.51% of total loans, as of June 30, 2010, as compared to $106 million, or 2.37% of total loans, as of March 31, 2010 and $98 million, or 2.11% of total loans, as of June 30, 2009.

•	Tier 1 risk-based capital ratio of 12.87% and total risk-based capital ratio of 14.81% as of June 30, 2010.

•	Book value per common share of $16.12 as of June 30, 2010, as compared to $15.96 as of March 31, 2010 and $16.10 as of June 30, 2009.

•	Tangible book value per common share of $11.61 as of June 30, 2010, as compared to $11.43 as of March 31, 2010 and $9.85 as of June 30, 2009.

•	Common stock dividends of $0.1125 per share for the quarter. Common stock dividends have remained at this quarterly rate since April 2009.

RESULTS SUMMARY

	Three Months Ended			Sequential	Year
	June 30,	March 31,	June 30,	Quarter	Over Year
(Unaudited; $ in thousands, except per share data)	2010	2010	2009	% Change	% Change
Net income	$6,659	$11,130	$13,336	-40.2%	-50.1%
Net income available to common stockholders	5,806	10,286	12,483	-43.6%	-53.5%
Diluted earnings per common share	0.14	0.32	0.39	-56.3%	-64.1%
Dividends per common share	0.1125	0.1125	0.1125	0.0%	0.0%
Book value per common share	16.12	15.96	16.10	1.0%	0.1%
Tangible book value per common share*	11.61	11.43	9.85	1.6%	17.9%
Net tangible book value per common share*	13.02	12.84	11.78	1.4%	10.5%
Return on average common equity	3.42%	7.86%	10.01%
Return on average assets	0.37%	0.64%	0.80%

	Six Months Ended		Year
	June 30,	June 30,	Over Year
	2010	2009	% Change
Net income	$17,789	$30,024	-40.8%
Net income available to common stockholders	16,092	28,327	-43.2%
Diluted earnings per common share	0.43	0.89	-51.7%
Dividends per common share	0.2250	0.2750	-18.2%
Return on average common equity	5.35%	11.53%
Return on average assets	0.50%	0.91%

*	See Non-GAAP Financial Measures included herein for a discussion regarding tangible and net tangible book value per common share.
First Interstate BancSystem, Inc., parent holding company of First Interstate Bank, reports second quarter 2010 net income available to common stockholders of $5.8 million, or $0.14 per diluted share, as compared to $10.3 million, or $0.32 per diluted share, for first quarter 2010 and $12.5 million, or $0.39 per diluted share, for second quarter 2009. Return on average common equity and return on average assets were 3.42% and 0.37%, respectively, for the second quarter of 2010 compared to 7.86% and 0.64%, respectively, in the first quarter of 2010 and 10.01% and 0.80%, respectively, in the second quarter of 2009.
“Today we reported the Company’s second quarter earnings which, although lower than the same quarter of 2009 and the prior quarter, continued to demonstrate First Interstate’s core earnings strength during a period of unsurpassed challenges and economic stress,” said Lyle R. Knight, President and Chief Executive Officer. “Credit costs, as expected, continued to have a negative impact on earnings. During second quarter, we recorded higher provisions for loan losses and as of June 30, 2010 our allowance for loan losses was 2.51% of total loans, as compared to 2.11% as of June 30, 2009. We expect quarterly provisions for loan losses to remain at high levels until we see evidence of a leveling-off or decline in non-performing assets.”

REVENUE

	Three Months Ended			Sequential	Year
	June 30,	March 31,	June 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Interest income	$79,867	$79,499	$81,148	0.5%	-1.6%
Interest expense	16,691	17,830	21,958	-6.4%	-24.0%

Net interest income	63,176	61,669	59,190	2.4%	6.7%
Provision for loan losses	19,500	11,900	11,700	63.9%	66.7%

Net interest income after provision for loan losses	$43,676	$49,769	$47,490	-12.2%	-8.0%

Non-interest income:
Other service charges, commissions and fees	$7,380	$6,872	$6,616	7.4%	11.5%
Service charges on deposit accounts	4,759	4,598	5,071	3.5%	-6.2%
Income from the origination and sale of loans	4,186	3,300	10,359	26.8%	-59.6%
Wealth management revenues	3,199	3,014	2,663	6.1%	20.1%
Investment securities gains, net	15	27	5	-44.4%	200.0%
Other income	1,498	1,697	2,553	-11.7%	-41.3%

Total non-interest income	$21,037	$19,508	$27,267	7.8%	-22.8%

	Six Months Ended		Year
	June 30,	June 30,	Over Year
	2010	2009	% Change
Interest income	$159,366	$163,031	-2.2%
Interest expense	34,521	44,778	-22.9%

Net interest income	124,845	118,253	5.6%
Provision for loan losses	31,400	21,300	47.4%

Net interest income after provision for loan losses	$93,445	$96,953	-3.6%

Non-interest income:
Other service charges, commissions and fees	$14,252	$13,567	5.0%
Service charges on deposit accounts	9,357	9,849	-5.0%
Income from the origination and sale of loans	7,486	20,592	-63.6%
Wealth management revenues	6,213	5,186	19.8%
Investment securities gains, net	42	52	-19.2%
Other income	3,195	4,234	-24.5%

Total non-interest income	$40,545	$53,480	-24.2%

Net Interest Income
Deposit growth combined with corresponding increases in interest earning assets and stable market interest rates resulted in increases in net interest income during the three and six months ended June 30, 2010, as compared to the three months ended March 31, 2010 and the three and six months ended June 30, 2009.
The Company’s net interest margin ratio, on a fully taxable equivalent, or FTE basis, declined 4 basis points to 3.96% during second quarter 2010 from 4.00% during first quarter 2010. This decline reflected the investment of proceeds from the Company’s March 2010 initial public offering, or IPO, in interest bearing deposits, which yielded 25 basis points during second quarter. The Company’s FTE net interest margin decreased 8 basis points and 10 basis points during the three and six months ended June 30, 2010, respectively, from the same periods in 2009. This compression in FTE net interest margin ratio was primarily due to a shift in the mix of interest earning assets from higher-yielding loans to lower-yielding investments.

Non-interest Income
Non-interest income increased 7.8% to $21.0 million during second quarter 2010, as compared to $19.5 million during first quarter 2010 and decreased 22.8%, as compared to $27.3 million during second quarter 2009. Non-interest income of $40.5 million for the six months ended June 30, 2010, decreased 24.2% compared to $53.5 million during the same period in 2009. Decreases in non-interest income during the three and six months ended June 30, 2010, as compared to the same periods in 2009, were primarily due to lower income from the origination and sale of residential mortgage loans. As expected, the spike in refinancing activity that occurred early in 2009 has declined substantially and income from the origination and sale of loans is expected to continue to remain below levels reported in 2009. Income from the origination and sale of loans increased during second quarter 2010 as compared to first quarter 2010 primarily due to seasonal fluctuations in new home purchases combined with an increase in closings on purchased home loans due to Federal tax incentives for first time and other qualifying homebuyers. Purchased home loan originations during the second quarter of 2010 increased 76% over first quarter 2010 and 27% as compared to the second quarter of 2009.
NON-INTEREST EXPENSE

	Three Months Ended			Sequential	Year
	June 30,	March 31,	June 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Non-interest expense:
Salaries, wages and employee benefits	$27,379	$28,078	$29,543	-2.5%	-7.3%
Occupancy, net	3,963	4,142	3,795	-4.3%	4.4%
Furniture and equipment	3,356	3,341	3,011	0.4%	11.5%
FDIC insurance premiums	2,667	2,456	5,528	8.6%	-51.8%
Outsourced technology services	2,449	2,249	3,283	8.9%	-25.4%
Mortgage servicing rights amortization	1,115	1,133	2,145	-1.6%	-48.0%
Mortgage servicing rights impairment (recovery)	271	(50)	(4,418)	-642.0%	-106.1%
Other real estate owned expense, net of income	2,980	541	649	450.8%	359.2%
Core deposit intangibles amortization	440	439	536	0.2%	-17.9%
Other expenses	10,806	10,416	10,665	3.7%	1.3%

Total non-interest expense	$55,426	$52,745	$54,737	5.1%	1.3%

	Six Months Ended		Year
	June 30,	June 30,	Over Year
	2010	2009	% Change
Non-interest expense:
Salaries, wages and employee benefits	$55,457	$57,554	-3.6%
Occupancy, net	8,105	7,742	4.7%
Furniture and equipment	6,697	6,023	11.2%
FDIC insurance premiums	5,123	7,364	-30.4%
Outsourced technology services	4,698	5,954	-21.1%
Mortgage servicing rights amortization	2,248	5,067	-55.6%
Mortgage servicing rights impairment (recovery)	221	(7,265)	-103.0%
Other real estate owned expense, net of income	3,521	919	283.1%
Core deposit intangibles amortization	879	1,071	-17.9%
Other expenses	21,222	20,753	2.3%

Total non-interest expense	$108,171	$105,182	2.8%

Non-interest expense increased 5.1% to $55.4 million during second quarter 2010, as compared to $52.7 million during first quarter 2010 and 1.3%, as compared to $54.7 million during second quarter 2009. Non-interest expense of $108.2 million for the six months ended June 30, 2010, increased 2.8%, as compared to $105.2 million for the same period in 2009. Significant components of the changes in non-interest expense include:
Salaries, wages and employee benefits expense — salaries, wages and employee benefits expense decreased 2.5% to $27.4 million for the three months ended June 30, 2010, as compared to $28.1 million for the three months ended March 31, 2010 and decreased 7.3% and 3.6% during the three and six months ended June 30, 2010, respectively, as compared to the same periods in the prior year. Decreases in salaries, wages and employee benefits expense were primarily due to lower incentive bonus and profit sharing accruals reflective of the Company’s performance results during the three and six months ended June 30, 2010.
FDIC insurance premiums — FDIC insurance premiums for the three and six months ended June 30, 2010 decreased 51.8% and 30.4%, respectively, as compared to the same periods in 2009, due to a special FDIC insurance assessment levied during the second quarter of 2009. The special assessment, which was applicable to all insured depository institutions, resulted in additional FDIC insurance expense of $3.1 million during second quarter 2009. The Company expects FDIC insurance premiums to remain at high levels for the foreseeable future.
Mortgage servicing rights amortization — mortgage servicing rights are amortized in proportion to and over the period of estimated net servicing income. Changes in the estimated servicing period caused amortization expense to vary between periods. Mortgage servicing rights amortization was $1.1 million during second quarter 2010, as compared to $1.1 million during first quarter 2010 and $2.1 million during second quarter 2009. Mortgage servicing rights amortization decreased 55.6% to $2.2 million for the six months ended June 30, 2010, as compared to $5.1 million during the same period in 2009.
Mortgage servicing rights impairment (recovery) — mortgage servicing rights are evaluated quarterly for impairment based on the fair value of the mortgage servicing rights. Impairment adjustments are recorded through a valuation allowance. The valuation allowance is adjusted for changes in impairment through a charge to current period earnings. Fluctuations in the fair value of mortgage servicing rights are primarily due to changes in assumptions regarding prepayments of the underlying mortgage loans, which typically correspond with changes in market interest rates. During second quarter 2010, the Company recorded impairment of $271 thousand, as compared to reversing previously recorded impairment of $50 thousand during first quarter 2010 and $4.4 million during second quarter 2009. During the six months ended June 30, 2010, the Company recorded impairment of $221 thousand, as compared to a reversal of previously recorded impairment of $7.3 million during the same period in 2009.
Other real estate expense, net of income — variations in net other real estate owned, or OREO, expense between periods is primarily due to write-downs of the estimated fair value of OREO properties. Net OREO expense was $3.0 million during second quarter 2010, as compared to $541 thousand during first quarter 2010 and $649 thousand during second quarter 2009. Net OREO expense for the six months ended June 30, 2010 was $3.5 million, as compared to $919 thousand during the same period in 2009. Increases in net OREO expense were primarily due to the second quarter 2010 write-downs of the estimated fair values of one residential property located in Jackson Hole, Wyoming and one land development property pending sale in the Flathead area around Kalispell, Montana.

ASSET QUALITY

	Three Months Ended
	June 30,	March 31,	June 30,
(Unaudited; $ in thousands)	2010	2010	2009
Allowance for loan losses — beginning of period	$106,349	$103,030	$92,223
Charge-offs	(12,107)	(9,398)	(6,350)
Recoveries	586	817	822
Provision	19,500	11,900	11,700

Allowance for loan losses — end of period	$114,328	$106,349	$98,395

	June 30,	March 31,	June 30,
	2010	2010	2009
Period end loans	$4,562,288	$4,481,019	$4,665,550
Average loans	4,520,119	4,502,713	4,693,750
Non-performing loans:
Nonaccrual loans	139,975	122,341	120,500
Accruing loans past due 90 days or more	7,550	3,041	13,954
Restructured loans	10,588	7,660	1,030

Total non-performing loans	158,113	133,042	135,484
Other real estate owned	42,338	43,980	31,789

Total non-performing assets	$200,451	$177,022	$167,273

Net charge-offs to average loans (annualized)	1.02%	0.77%	0.47%
Provision for loan losses to average loans (annualized)	1.73%	1.07%	1.00%
Allowance for loan losses to period end loans	2.51%	2.37%	2.11%
Allowance for loan losses to total non-performing loans	72.31%	79.94%	72.62%
Non-performing loans to period end loans	3.47%	2.97%	2.90%
Non-performing assets to period end loans and other real estate owned	4.35%	3.91%	3.56%
Non-performing assets to total assets	2.77%	2.45%	2.47%
Non-performing assets were 4.35% of total loans and other real estate owned as of June 30, 2010 compared to 3.91% as of March 31, 2010 and 3.56% as of June 30, 2009. Difficult economic conditions continued to have a negative impact on businesses and consumers in the Company’s market areas during second quarter 2010, especially in three market areas with economies dependent upon resort and second home communities. These market areas include the Flathead area around Kalispell, Montana, the Gallatin Valley area around Bozeman, Montana and the Jackson Hole, Wyoming market area. Residential and second home subdivisions in these market areas were overbuilt and are now experiencing severely depressed real estate values and limited sales activity. These three markets accounted for approximately 56% of the Company’s non-performing assets as of June 30, 2010 versus 21% of the Company’s total loans as of the same date. The continuing significant impact of current economic conditions, particularly in the three market areas noted, is expected to further increase non-performing assets in future quarters.
As of June 30, 2010, total non-performing loans included $135 million of real estate loans, of which $70 million were construction loans and $54 million were commercial real estate loans. Non-performing construction loans as of June 30, 2010 were comprised of land acquisition and development loans of $44 million, residential construction loans of $15 million and commercial construction loans of $11 million. Approximately 85% of loans with balances exceeding $1 million that were placed on nonaccrual during second quarter 2010 were located in the three market areas described above.

Based on management’s assessment of the adequacy of our allowance for loan losses, the Company recorded provisions for loan losses of $19.5 million during second quarter 2010, as compared to $11.9 million during first quarter 2010 and $11.7 million during second quarter 2009. Provisions for loan losses were $31.4 million for the six months ended June 30, 2010, as compared to $21.3 million for the same period in 2009. Increased provisions for loan losses reflect management’s estimation of the effect of current economic conditions on the Company’s loan portfolio. Specific loan loss reserves accounted for 75% of the second quarter 2010 provision for loan losses, while 25% was due to increases in general reserve requirements. As of June 30, 2010, the Company’s allowance for loan losses was 2.51% of total loans, as compared to 2.37% as of March 31, 2010 and 2.11% as of June 30, 2009.
Following is a summary of the Company’s credit quality trends since the start of 2008.
CREDIT QUALITY TRENDS

			Allowance	Loans
	Provision for	Net	for	30 - 89 Days	Non-Performing	Non-Performing
(Unaudited; $ in thousands)	Loan Losses	Charge-offs	Loan Losses	Past Due	Loans	Assets
Q1 2008	$2,363	$766	$68,415	$55,532	$58,047	$58,921
Q2 2008	5,321	1,086	72,650	81,571	92,403	95,108
Q3 2008	5,636	1,192	77,094	58,085	89,800	92,971
Q4 2008	20,036	9,814	87,316	92,180	90,922	96,947
Q1 2009	9,600	4,693	92,223	98,980	103,653	122,300
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078
Q1 2010	11,900	8,581	106,349	62,675	133,042	177,022
Q2 2010	19,500	11,521	114,328	99,334	158,113	200,451
ASSETS

				Sequential	Year
	June 30,	March 31,	June 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Cash and cash equivalents	$502,484	$674,620	$551,907	-25.5%	-9.0%
Investment securities	1,635,459	1,523,454	1,055,592	7.4%	54.9%
Loans	4,562,288	4,481,019	4,665,550	1.8%	-2.2%
Less allowance for loan losses	114,328	106,349	98,395	7.5%	16.2%

Net loans	4,447,960	4,374,670	4,567,155	1.7%	-2.6%

Other assets	639,473	642,896	602,264	-0.5%	6.2%

Total assets	$7,225,376	$7,215,640	$6,776,918	0.1%	6.6%

Total assets of $7.2 billion as of June 30, 2010 increased less than 1.0% from March 31, 2010 and 6.6% from June 30, 2009, due to organic growth. Significant changes are discussed below:
Investment securities were $1.6 billion, or 22.6% of total assets, as of June 30, 2010, compared to $1.5 billion, or 21.1% of total assets, as of March 31, 2010 and $1.1 billion, or 15.6% of total assets, as of June 30, 2009. During the third quarter of 2009, the Company began investing excess liquidity into investment securities classified as available-for-sale. With lower market interest rates and the purchase of relatively short-term securities, the estimated duration of the Company’s investment securities portfolio decreased to 1.7 years as of June 30, 2010, from 2.5 years as of June 30, 2009.

LOANS

				Sequential	Year
	June 30,	March 31,	June 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Real estate loans:
Commercial	$1,594,780	$1,590,515	$1,543,640	0.3%	3.3%
Construction:
Land acquisition & development	371,191	383,737	380,937	-3.3%	-2.6%
Residential	122,452	124,552	149,999	-1.7%	-18.4%
Commercial	86,883	87,386	184,636	-0.6%	-52.9%

Total construction loans	580,526	595,675	715,572	-2.5%	-18.9%

Residential	540,255	537,474	557,196	0.5%	-3.0%
Agriculture	193,764	193,001	199,583	0.4%	-2.9%
Mortgage loans originated for sale	48,478	28,367	46,370	70.9%	4.5%

Total real estate loans	2,957,803	2,945,032	3,062,361	0.4%	-3.4%

Consumer:
Indirect consumer loans	428,738	418,039	429,300	2.6%	-0.1%
Other consumer loans	193,462	201,236	179,341	-3.9%	7.9%
Credit card loans	58,574	55,839	55,366	4.9%	5.8%

Total consumer loans	680,774	675,114	664,007	0.8%	2.5%

Commercial	777,918	729,309	785,478	6.7%	-1.0%
Agricultural	142,279	127,639	149,658	11.5%	-4.9%
Other loans, including overdrafts	3,514	3,925	4,046	-10.5%	-13.1%

Total loans	$4,562,288	$4,481,019	$4,665,550	1.8%	-2.2%

Total loans increased 1.8% to $4.6 billion as of June 30, 2010 from $4.5 billion as of March 31, 2010, with the most significant growth occurring in commercial loans. Commercial loans of $778 million as of June 30, 2010 increased $49 million, or 6.7%, from $729 million as of March 31, 2010 primarily due to advances to both existing and new borrowers.
Total loans decreased 2.2% to $4.6 billion as of June 30, 2010, from $4.7 billion as of June 30, 2009. Management attributes this decrease to the impact of the broad recession on borrowers in the Company’s market areas, and to a lesser extent, the movement of lower quality loans out of the loan portfolio through loan charge-off or foreclosure.

LIABILITIES

				Sequential	Year
	June 30,	March 31,	June 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Deposits	$5,802,322	$5,788,382	$5,525,315	0.2%	5.0%
Securities sold under repurchase agreements	453,749	461,559	368,442	-1.7%	23.2%
Other borrowed funds	7,196	5,845	58,383	23.1%	-87.7%
Long-term debt	38,023	39,034	79,644	-2.6%	-52.3%
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715	0.0%	0.0%
Other liabilities	60,183	64,538	67,551	-6.7%	-10.9%

Total liabilities	$6,485,188	$6,483,073	$6,223,050	0.0%	4.2%

Total liabilities were $6.5 billion as of June 30, 2010, as compared to $6.5 billion as of March 31, 2010 and $6.2 billion as of June 30, 2009. Significant changes are discussed below:
Other borrowed funds were $7 million as of June 30, 2010 compared to $6 million as of March 31, 2010 and $58 million as of June 30, 2009. The increase from March 31, 2010 was due to timing of tax deposits made by customers and the subsequent withdrawal of funds by the federal government. Year-over-year decreases in other borrowed funds were due to the scheduled repayments and maturities of short-term Federal Home Loan Bank borrowings.
Long-term debt was $38 million as of June 30, 2010, as compared to $39 million as of March 31, 2010 and $80 million as of June 30, 2009. Sequential quarter decreases in long-term debt were due to scheduled repayments of long-term borrowings. Year-over-year decreases in long-term debt were primarily due to the early extinguishment of variable rate term notes in March 2010 and, to a lesser extent, scheduled repayments of long-term Federal Home Loan Bank borrowings.
DEPOSITS

				Sequential	Year
	June 30,	March 31,	June 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Non-interest bearing demand	$1,040,072	$999,827	$986,830	4.0%	5.4%
Interest bearing:
Demand	1,090,162	1,098,196	1,072,445	-0.7%	1.7%
Savings	1,487,746	1,439,886	1,334,962	3.3%	11.4%
Time, $100 and over	996,478	1,005,645	880,104	-0.9%	13.2%
Time, other	1,187,864	1,244,828	1,250,974	-4.6%	-5.0%

Total interest bearing	4,762,250	4,788,555	4,538,485	-0.5%	4.9%

Total deposits	$5,802,322	$5,788,382	$5,525,315	0.2%	5.0%

Total deposits were $5.8 billion as of June 30, 2010, as compared to $5.8 billion as of March 31, 2010 and $5.5 billion as of June 30, 2009. Increases in deposits were solely the result of organic growth. In addition, the Company has experienced a slight shift in the mix of deposits away from higher costing time deposits to lower costing savings and non-interest bearing demand deposits.

STOCKHOLDERS’ EQUITY

				Sequential	Year
	June 30,	March 31,	June 30,	Quarter	Over Year
(Unaudited, $ in thousands, except per share data)	2010	2010	2009	% Change	% Change
Preferred stockholders’ equity	$50,000	$50,000	$50,000	0.0%	0.0%
Common stockholders’ equity	668,302	666,357	493,303	0.3%	35.5%
Accumulated other comprehensive income, net	21,886	16,210	10,565	35.0%	107.2%

Total stockholders’ equity	$740,188	$732,567	$553,868	1.0%	33.6%

Book value per common share	$16.12	$15.96	$16.10	1.0%	0.1%
Tangible book value per common share*	$11.61	$11.43	$9.85	1.6%	17.9%
Net tangible book value per common share *	$13.02	$12.84	$11.78	1.4%	10.5%

*	See Non-GAAP Financial Measures included herein for discussion of tangible and net tangible book value per common share.
Total stockholders’ equity was $740 million as of June 30, 2010, as compared to $733 million as of March 31, 2010 and $554 million as of June 30, 2009.
On March 29, 2010, the Company completed an IPO of 11,500,000 shares of Class A common stock. The Company received net proceeds of $153 million from the offering, after deducting underwriting discounts, commissions and other offering costs.
Remaining increases in stockholders’ equity during the three months ended June 30, 2010 as compared to first quarter 2010 and during the three and six months ended June 30, 2010, as compared to the same periods in 2009, were primarily due to increases in other comprehensive income, primarily unrealized gains on available-for-sale investment securities.
On May 27, 2010, the Company declared a quarterly dividend to common stockholders of $0.1125 per share. This dividend was paid on July 12, 2010 to shareholders of record as of July 1, 2010.
CAPITAL RATIOS

	June 30,	March 31,	June 30,
(Unaudited)	2010	2010	2009
Tangible common stockholders’ equity to tangible assets*	7.06%	6.96%	4.68%
Net tangible common stockholders’ equity to tangible assets*	7.93%	7.82%	5.60%
Tier 1 common capital to total risk weighted assets	9.56%	9.67%	5.93%
Leverage ratio**	9.43%	9.58%	7.39%
Tier 1 risk-based capital**	12.87%	13.04%	9.19%
Total risk-based capital**	14.81%	15.00%	11.12%

*	See Non-GAAP Financial Measures included herein for discussion of tangible and net tangible common stockholders’ equity to tangible assets.

**	Preliminary estimate — may be subject to change.
The Company exceeds “well capitalized” requirements under all regulatory capital guidelines. Significant increases in capital ratios at June 30, 2010, as compared to June 30, 2009, reflect the impact of additional capital raised from the Company’s IPO in March 2010.

Consolidated Balance Sheets

	June 30,	March 31,	June 30,
(Unaudited, $ in thousands)	2010	2010	2009
Assets
Cash and due from banks	$169,461	$142,775	$223,192
Federal funds sold	5,164	5,354	235,025
Interest bearing deposits in banks	327,859	526,491	93,690

Total cash and cash equivalents	502,484	674,620	551,907

Investment securities:
Available-for-sale	1,500,659	1,393,664	953,977
Held-to-maturity (estimated fair values of $136,782, $131,613 and $110,987 as of June 30, 2010, March 31, 2010 and March 31, 2009, respectively)	134,800	129,790	101,615

Total investment securities	1,635,459	1,523,454	1,055,592

Loans	4,562,288	4,481,019	4,665,550
Less allowance for loan losses	114,328	106,349	98,395

Net loans	4,447,960	4,374,670	4,567,155

Premises and equipment, net	193,551	196,596	189,349
Goodwill	183,673	183,673	183,673
Company-owned life insurance	72,395	71,874	70,223
Other real estate owned	42,338	43,980	31,789
Accrued interest receivable	38,429	36,480	38,272
Mortgage servicing rights, net of accumulated amortization and impairment reserve	16,232	16,836	20,565
Core deposit intangibles, net of accumulated amortization	9,672	10,112	11,611
Net deferred tax asset	—	—	4,146
Other assets	83,183	83,345	52,636

Total assets	$7,225,376	$7,215,640	$6,776,918

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,040,072	$999,827	$986,830
Interest bearing	4,762,250	4,788,555	4,538,485

Total deposits	5,802,322	5,788,382	5,525,315

Securities sold under repurchase agreements	453,749	461,559	368,442
Accounts payable and accrued expenses	39,741	45,768	44,857
Accrued interest payable	20,442	18,770	22,694
Other borrowed funds	7,196	5,845	58,383
Long-term debt	38,023	39,034	79,644
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715

Total liabilities	6,485,188	6,483,073	6,223,050

Stockholders’ equity:
Preferred stock	50,000	50,000	50,000
Common stock	263,317	262,366	111,150
Retained earnings	404,985	403,991	382,153
Accumulated other comprehensive income, net	21,886	16,210	10,565

Total stockholders’ equity	740,188	732,567	553,868

Total liabilities and stockholders’ equity	$7,225,376	$7,215,640	$6,776,918

Consolidated Statements of Income

	Three Months ended
	June 30,	March 31,	June 30,
(Unaudited, $ in thousands, except per share data)	2010	2010	2009
Interest income:
Interest and fees on loans	$67,501	$66,894	$69,655
Interest and dividends on investment securities:
Taxable	10,931	11,202	9,952
Exempt from federal taxes	1,173	1,166	1,374
Interest on deposits in banks	257	224	88
Interest on federal funds sold	5	13	79

Total interest income	79,867	79,499	81,148

Interest expense:
Interest on deposits	14,496	15,278	18,929
Interest on securities sold under repurchase agreements	229	194	175
Interest on other borrowed funds	1	1	418
Interest on long-term debt	509	919	798
Interest on subordinated debentures held by subsidiary trusts	1,456	1,438	1,638

Total interest expense	16,691	17,830	21,958

Net interest income	63,176	61,669	59,190
Provision for loan losses	19,500	11,900	11,700

Net interest income after provision for loan losses	43,676	49,769	47,490

Non-interest income:
Other service charges, commissions and fees	7,380	6,872	6,616
Service charges on deposit accounts	4,759	4,598	5,071
Income from the origination and sale of loans	4,186	3,300	10,359
Wealth management revenues	3,199	3,014	2,663
Investment securities gains, net	15	27	5
Other income	1,498	1,697	2,553

Total non-interest income	21,037	19,508	27,267

Non-interest expense:
Salaries, wages and employee benefits	27,379	28,078	29,543
Occupancy, net	3,963	4,142	3,795
Furniture and equipment	3,356	3,341	3,011
FDIC insurance premiums	2,667	2,456	5,528
Outsourced technology services	2,449	2,249	3,283
Mortgage servicing rights amortization	1,115	1,133	2,145
Mortgage servicing rights impairment (recovery)	271	(50)	(4,418)
Other real estate owned expense, net of income	2,980	541	649
Core deposit intangibles amortization	440	439	536
Other expenses	10,806	10,416	10,665

Total non-interest expense	55,426	52,745	54,737

Income before income tax expense	9,287	16,532	20,020
Income tax expense	2,628	5,402	6,684

Net income	6,659	11,130	13,336
Preferred stock dividends	853	844	853

Net income available to common shareholders	$5,806	$10,286	$12,483

Basic earnings per common share	$0.14	$0.33	$0.40
Diluted earnings per common share	$0.14	$0.32	$0.39

Consolidated Statements of Income

	Six Months ended
	June 30,	June 30,
(Unaudited, $ in thousands, except per share data)	2010	2009
Interest income:
Interest and fees on loans	$134,395	$139,773
Interest and dividends on investment securities:
Taxable	22,133	20,221
Exempt from federal taxes	2,339	2,781
Interest on deposits in banks	481	92
Interest on federal funds sold	18	164

Total interest income	159,366	163,031

Interest expense:
Interest on deposits	29,774	38,433
Interest on federal funds purchased	—	10
Interest on securities sold under repurchase agreements	423	418
Interest on other borrowed funds	2	976
Interest on long-term debt	1,428	1,639
Interest on subordinated debentures held by subsidiary trusts	2,894	3,302

Total interest expense	34,521	44,778

Net interest income	124,845	118,253
Provision for loan losses	31,400	21,300

Net interest income after provision for loan losses	93,445	96,953

Non-interest income:
Other service charges, commissions and fees	14,252	13,567
Service charges on deposit accounts	9,357	9,849
Income from the origination and sale of loans	7,486	20,592
Wealth management revenues	6,213	5,186
Investment securities gains, net	42	52
Other income	3,195	4,234

Total non-interest income	40,545	53,480

Non-interest expense:
Salaries, wages and employee benefits	55,457	57,554
Occupancy, net	8,105	7,742
Furniture and equipment	6,697	6,023
FDIC insurance premiums	5,123	7,364
Outsourced technology services	4,698	5,954
Mortgage servicing rights amortization	2,248	5,067
Mortgage servicing rights impairment (recovery)	221	(7,265)
Other real estate owned expense, net of income	3,521	919
Core deposit intangibles amortization	879	1,071
Other expenses	21,222	20,753

Total non-interest expense	108,171	105,182

Income before income tax expense	25,819	45,251
Income tax expense	8,030	15,227

Net income	17,789	30,024

Preferred stock dividends	1,697	1,697

Net income available to common shareholders	$16,092	$28,327

Basic earnings per common share	$0.43	$0.90
Diluted earnings per common share	$0.43	$0.89

Average balance sheets

	For the three months ended
	June 30, 2010			March 31, 2010			June 30, 2009
	Average		Average	Average		Average	Average		Average
(Unaudited, $ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans (1)(2)	$4,520,119	$67,964	6.03%	$4,502,713	$67,360	6.07%	$4,693,750	$70,116	5.99%
Investment securities (2)	1,586,080	12,780	3.23	1,492,276	13,042	3.54	1,030,885	12,119	4.72
Interest bearing deposits in banks	407,656	257	0.25	354,096	224	0.26	126,041	88	0.28
Federal funds sold	4,408	5	0.45	16,851	13	0.31	145,360	79	0.22

Total interest earnings assets	6,518,263	81,006	4.98	6,365,936	80,639	5.14	5,996,036	82,402	5.51
Non-earning assets	679,514			687,663			689,942

Total assets	$7,197,777			$7,053,599			$6,685,978

Interest bearing liabilities:
Demand deposits	1,116,216	870	0.31%	1,112,950	839	0.31%	1,087,671	1,072	0.40%
Savings deposits	1,465,527	2,327	0.64	1,421,981	2,316	0.66	1,283,953	2,495	0.78
Time deposits	2,209,155	11,299	2.05	2,258,579	12,123	2.18	2,109,479	15,362	2.92
Repurchase agreements	465,573	229	0.20	454,687	194	0.17	389,034	175	0.18
Borrowings (3)	5,562	1	0.07	6,469	1	0.06	55,893	418	3.00
Long-term debt	38,170	509	5.35	71,285	919	5.23	81,575	798	3.92
Subordinated debentures held by by subsidiary trusts	123,715	1,456	4.72	123,715	1,438	4.71	123,715	1,638	5.31

Total interest bearing liabilities	5,423,918	16,691	1.23	5,449,666	17,830	1.33	5,131,320	21,958	1.72
Non-interest bearing deposits	982,053			959,369			938,467
Other non-interest bearing liabilities	60,457			63,528			66,042
Stockholders’ equity	731,349			581,036			550,149

Total liabilities and stockholders’ equity	$7,197,777			$7,053,599			$6,685,978

Net FTE interest income		$64,315			$62,809			$60,444
Less FTE adjustments (2)		(1,139)			(1,140)			(1,254)

Net interest income from consolidated statements of income		$63,176			$61,669			$59,190

Interest rate spread			3.75%			3.81%			3.79%

Net FTE interest margin (4)			3.96%			4.00%			4.04%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)	Includes interest on federal funds purchased and other borrowed funds. Excludes long-term debt.

(4)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

Average balance sheets

	For the six months ended June 30,
	2010			2009
	Average		Average	Average		Average
(Unaudited, $ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans (1)(2)	$4,511,518	$135,324	6.05%	$4,727,885	$140,685	6.00%
Investment securities	1,539,216	25,822	3.38	1,032,171	24,608	4.81
Interest bearing deposits in banks	381,312	481	0.25	63,718	92	0.29
Federal funds sold	10,796	18	0.34	144,569	164	0.23

Total interest earnings assets	6,442,842	161,645	5.06	5,968,343	165,549	5.59
Non-earning assets	683,664			676,803

Total assets	$7,126,506			$6,645,146

Interest bearing liabilities:
Demand deposits	1,114,857	1,709	0.31%	1,076,304	2,341	0.44%
Savings deposits	1,443,953	4,643	0.65	1,263,128	5,138	0.82
Time deposits	2,233,631	23,422	2.11	2,060,118	30,954	3.03
Repurchase agreements	460,125	423	0.19	414,912	418	0.20
Borrowings (3)	6,016	2	0.07	74,570	986	2.67
Long-term debt	54,606	1,428	5.27	81,864	1,639	4.04
Subordinated debentures held by by subsidiary trusts	123,715	2,894	4.72	123,715	3,302	5.38

Total interest bearing liabilities	5,436,903	34,521	1.28	5,094,611	44,778	1.77
Non-interest bearing deposits	970,966			937,209
Other non-interest bearing liabilities	61,964			67,781
Stockholders’ equity	656,673			545,545

Total liabilities and stockholders’ equity	$7,126,506			$6,645,146

Net FTE interest income		$127,124			$120,771
Less FTE adjustments (2)		(2,279)			(2,518)

Net interest income from consolidated statements of income		$124,845			$118,253

Interest rate spread			3.78%			3.82%

Net FTE interest margin (4)			3.98%			4.08%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)	Includes interest on federal funds purchased and other borrowed funds. Excludes long-term debt.

(4)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share, (ii) net tangible book value per common share, (iii) tangible common stockholders’ equity to tangible assets and (iv) net tangible common stockholders’ equity to tangible assets.
For purposes of computing tangible book value per common share, tangible book value equals common stockholders’ equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders’ equity divided by shares of common stock outstanding.
For purposes of computing net tangible book value per common share, net tangible book value equals common stockholders’ equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible book value per common share is calculated as net tangible common stockholders’ equity divided by shares of common stock outstanding. The Company’s goodwill as of June 30, 2010 was $184 million, of which approximately $159 million is deductible for income tax purposes over an original period of 15 years. The calculation of net tangible book value takes into account the full amount of tax benefit of approximately $60 million associated with deductible goodwill assuming the Company will continue to have income sufficient to allow it to recognize this benefit in future periods.
For purposes of computing tangible common stockholders’ equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders’ equity to tangible assets is calculated as tangible common stockholders’ equity divided by tangible assets.
For purposes of computing net tangible common stockholders’ equity to tangible assets, net tangible common stockholders’ equity equals common stockholders’ equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible common stockholders’ equity to tangible assets is calculated as net tangible common stockholders’ equity divided by tangible assets.
Management believes that these non-GAAP financial measures are valuable indicators of a financial institution’s capital strength since they eliminate intangible assets from stockholders’ equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders’ equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company’s performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.
NON-GAAP FINANCIAL MEASURES

	June 30,	March 31,	June 30,
(Unaudited; $ in thousands except share and per share data)	2010	2010	2009
Total stockholders’ equity (GAAP)	$740,188	$732,567	$553,868
Less goodwill and other intangible assets (excluding mortgage servicing rights)	193,391	193,832	195,576
Less preferred stock	50,000	50,000	50,000

Tangible common stockholders’ equity (Non-GAAP)	$496,797	$488,735	$308,292
Add deferred tax liability for deductible goodwill	60,499	60,499	60,499

Net tangible common stockholders’ equity (Non-GAAP)	$557,296	$549,234	$368,791

Common shares outstanding	42,803,349	42,776,940	31,299,568

Book value per common share	$16.12	$15.96	$16.10
Tangible book value per common share	$11.61	$11.43	$9.85
Net tangible book value per common share	$13.02	$12.84	$11.78

Total assets (GAAP)	$7,225,376	$7,215,640	$6,776,918
Less goodwill and other intangible assets (excluding mortgage servicing rights)	193,391	193,832	195,576

Tangible assets (Non-GAAP)	$7,031,985	$7,021,808	$6,581,342

Tangible common stockholders’ equity to tangible assets	7.06%	6.96%	4.68%
Net tangible common stockholders’ equity to tangible assets	7.93%	7.82%	5.60%
Second Quarter 2010 Conference Call for Investors
First Interstate BancSystem, Inc. will host a conference call to discuss second quarter 2010 results at 1:00 p.m. Eastern Time (11:00 a.m. MDT) on Friday, July 23, 2010. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-317-6789 or by logging on to http://www.talkpoint.com/viewer/starthere.asp?Pres=131580. The call will be recorded and made available for replay after 4:00 p.m. Eastern Time (2:00 p.m. MDT) on July 23 through 9:00 a.m. Eastern Time (7:00 a.m. MDT) on August 9, 2010 by dialing 1-877-344-7529 (using conference ID 442252). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 72 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company’s market areas.
Cautionary Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about quarterly provisions for loan losses, income from the origination and sale of loans, FDIC insurance premiums and non-performing assets. Forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict. Therefore, the Company’s actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release:
•	credit losses;

•	concentrations of real estate loans;

•	economic and market developments, including inflation;

•	commercial loan risk;

•	adequacy of the allowance for loan losses;

•	impairment of goodwill;

•	changes in interest rates;

•	access to low-cost funding sources;

•	increases in deposit insurance premiums;

•	inability to grow business;

•	adverse economic conditions affecting Montana, Wyoming and western South Dakota;

•	governmental regulation and changes in regulatory, tax and accounting rules and interpretations;

•	changes in or noncompliance with governmental regulations;

•	effects of recent legislative and regulatory efforts to stabilize financial markets;

•	dependence on the Company’s management team;

•	ability to attract and retain qualified employees;

•	failure of technology;

•	disruption of vital infrastructure and other business interruptions;

•	illiquidity in the credit markets;

•	inability to meet liquidity requirements;

•	lack of acquisition candidates;

•	failure to manage growth;

•	competition;

•	inability to manage risks in turbulent and dynamic market conditions;

•	ineffective internal operational controls;

•	environmental remediation and other costs;

•	failure to effectively implement technology-driven products and services;

•	litigation pertaining to fiduciary responsibilities;

•	capital required to support the Company’s bank subsidiary;

•	soundness of other financial institutions;

•	impact of Basel II capital standards;

•	inability of our bank subsidiary to pay dividends;

•	change in dividend policy;

•	lack of public market for our common stock;

•	volatility of Class A common stock;

•	voting control;

•	decline in market price of Class A common stock;

•	dilution as a result of future equity issuances;

•	use of net proceeds;

•	uninsured nature of any investment in Class A common stock;

•	anti-takeover provisions;

•	intent to qualify as a controlled company; and

•	subordination of common stock to company debt.
A more detailed discussion of each of the foregoing risks is included in the Company’s periodic and current reports filed with the Securities and Exchange Commission and is contained in our most recently filed prospectus dated March 23, 2010, filed March 24, 2010. These factors and the other risk factors described in the Company’s periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the Company’s forward-looking statements. Other unknown or unpredictable factors also could harm the Company’s results. Investors and others are encouraged to read the more detailed discussion of the Company’s risks contained in the Company’s most recently filed prospectus, which discussion in incorporated herein by reference.
All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.